Agreement to purchase Zvika Avni's Shares in Enertec Systems Ltd. In Exchange for 1 Million shares in Lapis Technologies Inc.

Feb 22,2005

To : Mr Harry Mund, CEO,Lapis Technologies Inc , USA

Re : Receipt of Lapis shares in exchange for my shares in Enertec Systems Ltd
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Dear Sir,

Following our discussion of today, I am putting in writing the principles of what I agreed to, and subject to the receipt of an exemption (of a taxable event) by the (Israeli) Income Tax Authority for this transfer :

      1. I will transfer my shares of Enertec Systems Ltd, i.e. 18% (of Enertec Systems) which I currently own today to Lapis Technologies Inc. or its designee.
      2. I agree that this agreement supersedes any prior negotiations or offers (regarding the number of shares I would receive in exchange for my ownership in Enertec.)
      3. In exchange for my shares (in Enertec Systems) Lapis will allocate 1 Million shares of Lapis Technologies Inc to me.
      4. This agreement cancels any prior understanding, promise or agreement, written or verbal.

Sincerely


/s/ Zvika Avni
Zvika Avni